AMENDED AND RESTATED BY-LAWS
OF
DWS STRATEGIC MUNICIPAL INCOME TRUST
Dated as of March 11, 2009
Section 1.   Agreement and Declaration
 of Trust and Principal Office
1.1.   Agreement and Declaration of
 Trust.  These By-Laws shall be
subject to the Agreement and
Declaration of Trust, as from time
to time in effect (the "Declaration
of Trust"), of Kemper High Income
Trust, the Massachusetts business
trust established by the Declaration
 of Trust (the "Trust").
1.2.   Principal Office of the Trust;
 Resident Agent.  The principal office
 of the Trust in Massachusetts shall
 be located in Boston, Massachusetts,
 or such other place as shall be
determined by the Trustees from time
 to time.Section
2.   Shareholders and Noteholders
2.1.   Shareholder Meetings.
Meetings of the shareholders may be
called at any time by the Trustees,
by the President or, if the Trustees
and the President shall fail to call
any meeting of shareholders for a
period of 30 days after written
application of one or more shareholders
 who hold at least 25% of all shares
 issued and outstanding and entitled
 to vote at the meeting (or 10% if
the purpose of the meeting is to
determine if a trustee shall be removed
 from office), then such shareholders
may call such meeting.  Each call of a
 meeting shall state the place, date,
 hour and purposes of the meeting.
Regular meetings of shareholders for
the election of Trustees and the
 transaction of such other business
that is proper for shareholder action
under the Declaration of Trust, these
 By-laws and applicable law and as may
properly come before the meeting shall
 be held once each calendar year (each
such meeting an "annual meeting").  Each
 meeting other than an annual meeting is
 referred to herein as a "special meeting.
"2.2.   Place of Meetings.  All meetings
of the shareholders shall be held at the
 principal office of the Trust, or, to
the extent permitted by the Declaration
 of Trust, at such other place within the
 United States as shall be designated by
the Trustees or the President of the Trust.
2.3.   Notice of Meetings.  A written
 notice of each meeting of shareholders,
 stating the place, date and hour and the
 purposes of the meeting, shall be given
at least seven days before the meeting to
 each shareholder entitled to vote therat
 by leaving such notice with him or at his
residence or usual place of business or by
 mailing it, postage prepaid, and addressed
 to such shareholder or holder of notes at his
address as it appears in the records of the
Trust.  Such notice shall be given by the
 Secretary or an Assistant Secretary or by
 an officer designated by the Trustees.  No
 notice of any meeting of shareholders need
be given to a shareholder if a written waiver
 of notice, executed before or after the
meeting by such shareholder or his attorney
thereunto duly authorized, is filed with the
 records of the meeting.
2.4.   Ballots.  No ballot shall be required
for any election unless requested by a
shareholder present or represented at the
meeting and entitled to vote in the election.
2.5.   Proxies and Voting.  Shareholders
entitled to vote may vote either in person
or by proxy in writing dated not more than
six months before the meeting named therein,
 which proxies shall be filed with the
Secretary or other person responsible to
 record the proceedings of the meeting before
 being voted.  Unless otherwise specifically
 limited by their terms, such proxies shall
entitle the holders thereof to vote at any
adjournment of such meeting but shall not be
 valid after the final adjournment of such
meeting.  At all meetings of shareholders,
 unless the voting is conducted by inspectors,
 all questions relating to the qualification
of voters, the validity of proxies and the
acceptance or rejection of votes shall be
decided by the chairman of the meeting.
2.6.   	Advance Notice of Shareholder Nomines
for Trustees and Other Shareholder Proposals
 and Shareholder-Requested Special Meetings.
      (a) Applicability and Definitions.
 This Section 2.6 shall not apply to any
preferred share of beneficial interest of the
 Trust or holder thereof to the extent that it would alter, amend or repeal any right, power or preference of such preferred share or any holder thereof. For purposes of this Section 2.6, the following terms have the following meanings: "Shareholder"
 means any record owner of common shares of beneficial interest of the Trust; "1934 Act"
 means the Securities Exchange Act of 1934 and the rules and regulations thereunder, all as amended from time to time; and "1940 Act"
means the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time.
      (b) Annual Meetings of Shareholders.

            (1) Except as provided in Article
 IV Section 1(f) of the Declaration, Trustees
 shall be elected only at annual meetings.
  Nominations of individuals for election
 to the Board of Trustees and the proposal
of other business to be considered by the
 shareholders may be made at an annual meeting
 (i) pursuant to the Trust's notice of meeting
given pursuant to Section 2.3 of these By-laws,
 (ii) by or at the direction of the Board of
 Trustees or (iii) by any Shareholder if such
record owner (A) can demonstrate to the Trust
 record ownership of shares of beneficial
 interest of the Trust both as of the time the
 Shareholder Notice (as defined below) was
 delivered to the Secretary as provided in
Section 2.6(b)(2) of these By-laws and at the
 time of the annual meeting, (B) is entitled
to vote the applicable shares of beneficial
interest of the Trust at the meeting and (C)
 has complied with the procedures set forth
 in this Section 2.6(b).  The requirements
of this Section 2.6 will apply to any business
to be brought before an annual meeting by a
 Shareholder whether such business is to be
included in the Trust's proxy statement
 pursuant to Rule 14a-8 of the proxy rules
 (or any successor provision) promulgated
under the 1934 Act, presented to shareholders
 by means of an independently financed proxy
 solicitation or otherwise presented to
shareholders.
            (2) For nominations or other business
 to be properly brought before an annual meeting
 by a Shareholder pursuant to clause (iii) of
 paragraph (b)(1) of this Section 2.6, the
Shareholder must have given timely notice
thereof in writing to the Secretary of the Trust
 (a "Shareholder Notice") and such other business
must otherwise be a proper matter for action by
 the shareholders.  To be timely, a Shareholder
 Notice shall be delivered to the Secretary at
the principal executive office of the Trust not
earlier than the 150th day and not later than 5:00
 p.m., Eastern Time, on the 120th day prior to the
first anniversary of the date on which notice of
the prior year's annual meeting was first given
 to shareholders.  However, in the event that the
 date of the annual by the Secretary or Trustees
 pursuant to Section 2.3 of these By-laws is
advanced
 or delayed by more than 30 days from the first
anniversary of the date of the preceding year's
annual meeting, the Shareholder Notice, to be
timely, must be so delivered not earlier than
the 120th day prior to the date of such
annual meeting and not later than 5:00 p.m.,
 Eastern Time, on the 90th day prior to the
 date of such annual meeting or, if the
 first public announcement of the date of such
annual meeting is less than 100 days prior to
 the date of such annual meeting, the tenth
 day following the day on which public
 announcement of the date of such meeting
is first made by the Trust.  In no event
 shall any postponement or adjournment of
 an annual meeting, or the public announcement
thereof, commence a new time period (or
extend any time period) for the giving of
a Shareholder Notice.  To be in proper form,
 a Shareholder Notice (whether given pursuant
 to this Section
 2.6(b)(2) or Section 2.6(c)) shall: (i) set
forth as to each individual whom the Shareholder
 proposes to nominate for election or reelection
 as a Trustee, (A) the name, age, date of birth,
 nationality, business address and residence
address of such individual, (B) the class,
series and number of any shares of beneficial
interest of the Trust that are owned of record
 or beneficially owned by such individual, (C)
 the date such shares were acquired and the
investment intent of such acquisition, (D) whether
 such Shareholder believes any such individual
is, or is not, an "interested person" of the
Trust, as defined in the 1940 Act and information
regarding such individual that is sufficient,
in the discretion of the Board of Trustees or any
 committee thereof or any authorized officer of
 the Trust, to make such determination, (E) all
other information relating to such individual that
 would be required to be disclosed in a proxy
 statement or otherwise required to be made in
 connection with solicitations of proxies for
 election of Trustees in a contested election
pursuant to Regulation 14A (or any successor
provision) under the 1934 Act (including such
individual's written consent to being named in
the proxy statement as a nominee and to serving
as a Trustee if elected), and (F) a description
of all direct and indirect compensation and
other material monetary agreements, arrangements
 and understandings during the past three years,
 and any other material relationships, between
 or among such Shareholder and any Shareholder
 Associated Person (as defined below), if any,
 and their respective affiliates and associates,
 or others acting in concert therewith, on the
one hand, and each proposed nominee, and his or
 her respective affiliates and associates, or
others acting in concert therewith, on the other
 hand, including, without limitation, all
information that would be required to be disclosed
pursuant to Item 404 promulgated under Regulation
 S-K if the Shareholder making the nomination
and any Shareholder Associated Person, or any
affiliate or associate thereof or Person acting
in concert therewith, were the "registrant" for
 purposes of such Item and the nominee were a
 Trustee or executive officer of such registrant;
 (ii) if the Shareholder Notice relates to any
 business other than a nomination of a Trustee or
 Trustees that the Shareholder proposes to bring
 before the meeting, set forth (A) a brief
description of the business desired to be brought
 before the meeting, the reasons for proposing
such business at the meeting and any material
interest in such business of such Shareholder
 and any Shareholder Associated Person,
individually or in the aggregate, including
any anticipated benefit to the Shareholder and
any Shareholder Associated Person therefrom and
 (B) a description of all agreements, arrangements
 and understandings between such Shareholder and
 such Shareholder Associated Person, if any, and any
other Person or Persons (including their names)
 in connection with the proposal of such business
 by such Shareholder; (iii) set forth, as to the
 Shareholder giving the Shareholder Notice and
 any Shareholder Associated Person, (A) the class,
 series and number of all shares of beneficial
interest of the Trust which are, directly or
indirectly, owned beneficially and of record by
such Shareholder and by such Shareholder Associated
Person, if any, and the nominee holder for, and
number of, shares owned beneficially but not of
record by such Shareholder and by any such
Shareholder Associated Person, (B) any option,
 warrant, convertible security, appreciation right
 or similar right with an exercise or conversion
privilege or settlement payment date or mechanism
 at a price related to any class or series of shares
 of the Trust or with value derived in whole or
 in part from the value of any class or series of
 shares of the Trust, whether or not such instrument
 or right shall be subject to settlement in the
underlying class or series of shares of beneficial
 interest of the Trust or otherwise (a "Derivative
 Instrument") directly or indirectly owned
beneficially by such Shareholder and by such
Shareholder Associated Person, if any, and any
other direct or indirect opportunity to profit or
 share in any profit derived from any increase or
decrease in the value of shares of the Trust, (C)
 any proxy, contract, arrangement, understanding
 or relationship pursuant to which such Shareholder
and such Shareholder Associated Person, if any,
has a right to vote any shares of any security
of the Trust, (D) any short interest in any
security of the Trust (for purposes of this
Section 2.6(b)(2), a Person shall be deemed
to have a short interest in a security if such
Person directly or indirectly, through any contract,
 arrangement, understanding, relationship or
otherwise, has the opportunity to profit or share
 in any profit derived from any decrease in the
value of the subject security), (E) any rights to
 dividends on the shares of the Trust owned
beneficially by such Shareholder or Shareholder
 Associated Person, if any, that are separated
or separable from the underlying shares of the
Trust, (F) any proportionate interest in the shares
 of the Trust or Derivative Instruments held,
directly or indirectly, by a general or limited
partnership or other entity in which such
 Shareholder or Shareholder Associated Person,
 if any, is a general partner or holds a similar
position, directly or indirectly, beneficially
 owns an interest in a general partner, or entity
 that holds a similar position (G) any performance
-related fees (other than an asset-based fee)
 that such Shareholder or Shareholder Associated
Person, if any, is entitled to based on any
increase or decrease in the value of shares of
 the Trustor Derivative Instruments, if any,
as of the date of the Shareholder Notice,
including without limitation any such interest
 held by members of such Shareholder's or
Shareholder Associated Person's, if any,
immediate family sharing the same household
(which information shall be supplemented
 by such Shareholder or Shareholder Associated
Person, if any, not later than ten days after
 the record date for the meeting to disclose such
ownership as of the record date) and (H) any other
 derivative positions held of record or
beneficially by the Shareholder and any
Shareholder Associated Person and whether and
the extent to which any hedging or other transaction
 or series of transactions has been entered
into by or on behalf of, or any other agreement,
 arrangement or understanding has been made, the
effect or intent of which is to mitigate or other
wise manage benefit, loss or risk of share price
 changes or to increase or decrease the voting
power of, such Shareholder or any Shareholder
Associated Person with respect to the Trust's
securities; (iv) set forth, as to the Shareholder
 giving the Shareholder Notice and any
Shareholder Associated Person, (A) the name
and address of such Shareholder as they appear
 on the Trust's share ledger and current name
and address, if different, and of such
Shareholder Associated Person and (B) any
 other information relating to such Shareholder
 and Shareholder Associated Person, if any,
 that would be required to be disclosed in
a proxy statement or other filings required
 to be made in connection with solicitations of
 proxies for, as applicable, the proposal and/or
 for the election of Trustees in a contested
 election pursuant to Regulation 14A (or any
successor provision) of the 1934 Act; (v) set
 forth, to the extent known by the Shareholder
 giving the Shareholder Notice, the name and a
ddress of any other shareholder or beneficial
owner of shares of beneficial interest of the Trust
 supporting the nominee for election or reelection
 as a Trustee or the proposal of other business
 on the date of the applicable Shareholder Notice;
 (vi) with respect to each nominee for election
or reelection as a Trustee, be accompanied by a
 completed and signed questionnaire,
 representation and agreement required by Section
 2.6(e) of these Bylaws; (vii) set forth any
 material interest of the Shareholder providing
 the Shareholder Notice, or any Shareholder Associated
Person, in the matter proposed (other than as a
 shareholder of the Trust); and (viii) include a
 representation that the Shareholder or an
 authorized representative thereof intends to
 appear in person at the meeting to act on the
matter(s) proposed.  With respect to the nomination
 of an individual for election or reelection as
 a Trustee
 pursuant to Section 2.6(b)(1)(iii), the Trust
 may require the proposed nominee to furnish
such other information as may reasonably be
 required by the Trust to determine the
eligibility of such proposed nominee to serve
an in independent Trustee of the Trust or that
 could be material to a reasonable shareholder's
 understanding of the independence, or lack
 thereof, of such nominee.  If a nominee fails
to provide such written information within
five Business Days, the information requested
may be deemed by the Board of Trustees not to
 have been provided in accordance with this
Section 2.6.            (3) Notwithstanding
anything in the second sentence of subsection
(b)(2) of this Section 2.6 to the contrary,
in the event the Board of Trustees increases
 the number of Trustees and there is no
 public announcement by the Trust naming
all of the nominees for Trustee or specifying
 the size of the increased Board of Trustees at
 least 100 days prior to the first anniversary
 of the preceding year's annual meeting, a
Shareholder Notice required by this Section
 2.6(b) shall also be considered timely, but
 only with respect to nominees for any new
positions created by such increase, if it
shall be delivered to the Secretary at the
principal executive office of the Trust not
 later than 5:00 p.m., Eastern Time, on the
 tenth day following the day on which such
public announcement is first made by the Trust.
            (4) For purposes of this Section
 2.6, "Shareholder Associated Person" of
any Shareholder shall mean (i) any Person
controlling, directly or indirectly, or
acting in concert with, such Shareholder,
including any beneficial owner of the Trust's
 securities on whose behalf a nomination or
 proposal is made, (ii) any beneficial
owner of shares of beneficial interest of the
Trust owned of record or beneficially by
such Shareholder and (iii) any Person
controlling, controlled by or under common
 control with such Shareholder Associated
Person. For purposes of the definition of
Shareholder Associated Person, the term
"control" (including the terms "controlling,
" "controlled by" and "under common control
 with") has the same meaning as in Rule 12b-2
under the 1934 Act.
      (c) Special Meetings of Shareholders.
  Only such business shall be conducted at
 a special meeting of shareholders as shall
 have been brought before the meeting pursuant
 to the notice of meeting given by the Secretary
 or Trustees pursuant to Section 2.3 of these
 By-laws.  Nominations of individuals for
election to the Board of Trustees may be
 made at a special meeting of shareholders at
 which Trustees are to be elected (i) pursuant
 to the Trust's notice of meeting given pursuant
to Section 2.3 of these By-laws, (ii) by or at
 the direction of the Board of Trustees or
 (iii) provided that the Board of Trustees
has determined that Trustees shall be elected
 at such special meeting, by any Shareholder
if such Shareholder (A) can demonstrate to the
 Trust record ownership of shares of beneficial
 interest in the Trust both as of the time the
Shareholder Notice was delivered to the Secretary
as provided in Section 2.6(b)(2) of these By-laws
 and at the time of the special meeting, (B) is
entitled to vote the applicable shares at the
special meeting and (C) has complied with the
procedures set forth in this Section 2.6 as
to such nomination.  In the event a special
 meeting of shareholders is called for the purpose
of electing one or more individuals to the Board of
 Trustees, any Shareholder may nominate an individual
 or individuals (as the case may be) for election
 to such position(s) as specified in the Trust's
 notice of meeting, if the Shareholder Notice
required by paragraph (2) of Section 2.6(b)
shall be delivered to the Secretary at the
principal executive office of the Trust not
earlier than the 120th day prior to such special
meeting and not later than 5:00 p.m., Eastern
 Time, on the 90th day prior to such special
 meeting or, if the first public announcement of
 the date of such special meeting is less than
100 days prior to the date of such special
meeting, the tenth day following the day on
which public announcement is first made of
the date of the special meeting of shareholders
and of the nominees proposed by the Board of
Trustees to be elected at such meeting.
In no event shall any postponement or adjournment
 of a special meeting of shareholders, or the
public announcement thereof, commence a new
time period (or extend any time period) for
the giving of a Shareholder Notice.
      (d) General.
            (1) Upon written request by the
Secretary or the Board of Trustees or any
committee thereof, any Shareholder proposing
 a nominee for election as a Trustee or any
proposal for other business at a meeting of
shareholders shall provide, within five Business
 Days of delivery of such request (or such other
period as may be specified in such request),
 written verification, satisfactory, in the
discretion of the Board of Trustees or any
committee thereof or any authorized officer
of the Trust, to demonstrate the accuracy of
 any information submitted by the Shareholder
 pursuant to this Section 2.6.  If a Shareholder
fails to provide such written verification
within such period, the information as to
which written verification was requested may
be deemed by the Board of Trustees not to have
been provided in accordance with this
Section 2.6.  Notwithstanding anything herein
 to the contrary, the Trust shall have no
obligation to inform a Shareholder of any
defects with respect to the timing or
substance of a Shareholder Notice or give such
 Shareholder an opportunity to cure any defects.
            (2) Only such individuals who are
nominated in accordance with the procedures
 set forth in this Section 2.6 shall be
eligible for election by shareholders as
Trustees, and only such business shall be
conducted at a meeting of shareholders as
shall have been brought before the meeting
in accordance with the procedures set forth
in these By-laws.  Except as otherwise provided
 by law, the Declaration or these By-laws, the
 chairman presiding over the meeting of
shareholders shall have the power to determine
whether a nomination or any other business
 proposed to be brought before the meeting was
 made or proposed, as the case may be, in
accordance with the Declaration and these By-laws
and, if any proposed nomination or business is
not in compliance with the procedures set forth
 in the Declaration or these By-laws, to declare
that such defective proposal or nomination shall
 be disregarded.  Any determination by the
chairman presiding over a meeting of shareholders
 shall be binding on all parties.
            (3) For purposes of this Section 2.6,
 "public announcement" shall mean disclosure
 (i) in a press release reported by the Dow
Jones News Service, Associated Press, Business
 Wire, PR Newswire or comparable news service,
 (ii) in a document publicly filed by the
Trust with the Securities and Exchange
 Commission pursuant to the 1934 Act or the
 1940 Act and the rules and regulations promulgated
thereunder or (iii) on a Web site accessible
to the public maintained by the Trust or by its
investment adviser or an affiliate of such
 investment adviser with respect to the Trust.
            (4) Notwithstanding the foregoing
provisions of this Section 2.6, a Shareholder
shall also comply with all applicable law,
including, without limitation, requirements
of state law and of the 1934 Act and the rules
 and regulations promulgated thereunder, with
respect to the matters set forth in this
Section 2.6.  Nothing in this Section 2.6
shall be deemed to affect any right of the
holders of any series of the Trust's preferred
 shares of beneficial interest (if any) if
 and to the extent provided under law, the
Declaration of Trust or these By-laws.
      (e) Submission of Questionnaire,
Representation and Agreement.  To be eligible
to be a Shareholder nominee for election as
a Trustee of the Trust, the proposed
nominee must deliver (in accordance with
 the time periods prescribed for delivery
 of a Shareholder Notice) to the Secretary
 of the Trust at the principal executive
 office of the Trust a written questionnaire
 with respect to the background and
qualification of such person (which
questionnaire shall be provided by the Secretary
of the Trust upon written request) and a
written representation and agreement that
such person (a) is not and will not become
 a party to (1) any agreement, arrangement
 or understanding with, and has not given
any commitment or assurance to, any Person
as to how such person, if elected as a
Trustee of the Trust, will act or vote on
 any issue or question (a "Voting Commitment")
 that has not been disclosed to the Trust or
(2) any Voting Commitment that could limit or
 interfere with such person's ability to
comply, if elected as a Trustee of the Trust,
 with such person's fiduciary duties under
applicable law, (b) is not and will not become
 a party to any agreement, arrangement or
 understanding with any Person other
than the Trust with respect to any direct or
 indirect compensation, reimbursement or
indemnification in connection with service
 or action as a Trustee that has not
 been disclosed therein and (c) in such
 person's individual capacity, would be in
 compliance, if elected as a Trustee of the
 Trust, and will comply with all applicable
 publicly disclosed trust governance,
conflict of interest, confidentiality and
share ownership and trading policies and
guidelines of the Trust.
      (f) Shareholder-Requested Special
 Meetings.  This Section 2.6(f) explains
 the procedures to be followed for a
shareholder to submit a written application
pursuant to Section 2.1 of these By-laws
 and certain related procedures.  To the
extent that a shareholder has a right
to call a special meeting pursuant to
Section 2.1 of these By-laws, such call
 shall occur automatically with no further
 action of the shareholder pursuant to the
 procedures set forth in paragraph (4) of this
 Section 2.6(f).
            (1) Any shareholder(s) seeking
to provide Written Application (as defined
 below) for a special meeting shall, by
sending written notice to the Secretary
(the "Record Date Request Notice") by
registered mail, return receipt
 requested, request the Trustees to fix
a record date to determine the shareholders
 entitled to provide Written Application
 for a special meeting (the "Request Record
 Date").  The Record Date Request Notice
 shall set forth the purpose of the meeting
and the matters proposed to be acted on at
 it, shall be signed by one or more
shareholders as of the date of signature
(or their agents duly authorized in a writing
accompanying the Record Date Request Notice),
 shall bear the date of signature of each
such shareholder (or such agent) and shall
set forth all information relating to each
such shareholder that must be disclosed in
solicitations of proxies for election of
Trustees in an election contest (even if an
 election contest is not involved), or is
 otherwise required, in each case pursuant to
Regulation 14A (or any successor provision)
 under the 1934 Act.  Upon receiving
the Record Date Request Notice, the Trustees
 may fix a Request Record Date.  The Request
 Record Date shall not precede and shall not
 be more than ten days after the close of
 business on the date on which the resolution
 fixing the Request Record Date is adopted by
the Trustees.  If the Trustees, within ten days
 after the date on which a valid Record Date
Request Notice is received, fail to adopt a
resolution fixing the Request Record Date, the
 Request Record Date shall be the close of
business on the tenth day after the first
 date on which the Record Date Request Notice
 is received by the Secretary.
            (2) In order for any shareholder
 to provide a written application for a special
meeting pursuant to Section 2.1 of these
By-laws, one or more written applications for
 a special meeting signed by shareholders (or
 their agents duly authorized in a writing
accompanying the request) as of the Request
 Record Date holding at least 25% of all shares
 of beneficial interest of the Trust issued and
 outstanding and entitled to vote at such meeting
 (or 10% if the purpose of the meeting is to
 determine if a Trustee shall be removed from
office) (the foregoing percentages of shares of
 beneficial interest of the Trust being referred
to herein as the "Special Meeting Percentage"
and the foregoing written applications
(representing at least the Special Meeting
Percentage) being referred at as the
"Written Application") shall be delivered to
 the Secretary.  In addition, the Written
Application shall set forth the purpose of
the meeting and the matters proposed to be acted
 on at it (which shall be limited to those lawful
 and proper matters for shareholder action under
the Declaration, these By-laws and applicable
 law set forth in the Record Date Request Notice
 received by the Secretary), shall bear the date
of signature of each such shareholder (or such
agent) signing the Written Application, shall
set forth the name and address, as they appear
 in the Trust's books, of each shareholder
signing such application (or on whose behalf
the Written Application is signed) and the
class, series and number of all shares of the
Trust which are owned by each such shareholder,
 and the nominee holder for, and number of,
shares owned by such shareholder beneficially
but not of record, shall be sent to the
Secretary by registered mail, return receipt
 requested, and shall be received by the
Secretary within 60 days after the Request
 Record Date.
 Any shareholder providing a Written
Application (or agent duly authorized in a
writing accompanying the revocation or the
Written Application) may revoke his,
 her or its Written Application at any time
by written revocation delivered to the
 Secretary.
            (3) The Secretary shall inform
the shareholders providing a Written
Application of the reasonably estimated cost
 of preparing and mailing the notice of
 meeting (including the Trust's proxy
 materials).  No special meeting shall be
 called upon a Written Application and such
 meeting shall not be held unless, in
 addition to the documents required by
paragraph (2) of this Section 2.6(f), the
 Secretary receives payment of such reasonably
 estimated cost prior to the mailing
of any notice of the meeting.
            (4) In the case of any special
meeting called by the Trustees or President upon
 a Written Application or automatically called by
 shareholder(s) upon the failure of the Trustees
 and President to call a meeting pursuant to Section
 2.1 of these By-laws (in either case, a
"Shareholder-Requested Meeting"), such meeting
shall be held at such place, date and time as
 may be designated by the President or Trustees;
 provided, however, that the date of any
 Shareholder-Requested Meeting shall be not
 more than 120 days after the record date for
such meeting (the "Meeting Record Date"); and
provided further that if the Trustees or President
 fail to designate, within thirty days after
the date that a valid Written Application
 is actually received by the Secretary (the
"Delivery Date"), a date and time for a
Shareholder-Requested Meeting, then such
meeting shall be held at 2:00 p.m. local
time on the 120th day after the Meeting
Record Date or, if such 120th day is
 not a Business Day (as defined below),
on the first preceding Business Day; and
 provided further that in the event that the
Trustees or President fail to designate
a place for a Shareholder-Requested Meeting
within thirty days after the Delivery
Date, then such meeting shall be held at
the principal executive office of the
Trust.  In fixing a date for any special
meeting, the Trustees or the President
may consider such factors as he, she or
they deem relevant within the good faith
 exercise of business judgment, including,
 without limitation, the nature of the
 matters to be considered, the facts and
circumstances surrounding any request for
meeting and any plan of the Trustees or the
President to call an annual meeting or a
special meeting.  If the Trustees fail to
fix a Meeting Record Date that is a date
 within 30 days after the Delivery Date,
then the close of business on the 30th day
after the Delivery Date shall be the
Meeting Record Date.  The Board of Trustees
 may revoke the notice for any Shareholder
-Requested Meeting in the event that the
 requesting shareholders fail to comply
with the provisions of paragraph (3) of
this Section 2.6(f).
            (5) If written revocations
 of Written Applications for the special
 meeting have been delivered to the
Secretary and the result is that shareholders
 (or their agents duly authorized in writing),
 as of the Request Record Date, holding
less than the Special Meeting Percentage
 have delivered, and not revoked, Written
 Applications for a special meeting to the
 Secretary, the Secretary shall: (i) if
the notice of meeting has not already been
 mailed, refrain from mailing the notice
of the meeting and send to all shareholders
 who have made Written Applications and
 not revoked such Written Applications
written notice of any revocation of
 Written Applications for the special
meeting, or (ii) if the notice of meeting
 has been mailed and if the Secretary
first sends to all shareholders who have
 made Written Applications and have not
revoked such Written Applications for
a special meeting written notice of any
revocation of Written Applications for the
 special meeting and written notice of the
Secretary's intention to revoke the notice
 of the meeting, revoke the notice of the
meeting at any time before ten days before
 the commencement of the meeting.  Any
written application for a special meeting
 received after a revocation by the
Secretary of a notice of a meeting shall
 be considered a written application for
 a new special meeting.
            (6) The Trustees or the
 President may appoint independent
inspectors of elections to act as the
agent of the Trust for the purpose of
promptly performing a ministerial review
of the validity of any purported Written
Application received by the Secretary.  For
 the purpose of permitting the inspectors
to perform such review, no such purported
 Written Application shall be deemed to have
 been delivered to the Secretary until the
 earlier of (i) five Business Days after
 receipt by the Secretary of such purported
 Written Application and (ii) such date as
the independent inspectors certify to the
Trust that the valid Written Applications
received by the Secretary represent at least
 the Special Meeting Percentage.  Nothing
contained in this paragraph (6) shall in any
way be construed to suggest or imply that the
Trust or any shareholder shall not be entitled
 to contest the validity of any purported
Written Application, whether during or after
 such five-Business Day period, or to take
any other action (including, without
limitation, the commencement, prosecution
or defense of any litigation with respect
thereto, and the seeking of injunctive relief
in such litigation).
            (7) For purposes of this
 Section 2.6(f), "Business Day" shall mean any
 day other than a Saturday, a Sunday or other
 day on which banking institutions in the
 State of New York are authorized or obligated
 by law or executive order to close.
Section 3.   Trustees
3.1.   Committees and Advisory Board.  The
 Trustees may appoint from their number an
executive committee and other committees.
Any such committee may be abolished and
reconstituted at any time and from time to
time by the Trustees.  Except as the Trustees
may otherwise determine, any such committee
may make rules for the conduct of its business.
 The Trustees ma appoint an advisory board to
 consist of not less than two nor more than
 five members.  The members of the advisory
board shall be compensated in such manner
 as the Trustees may determine and shall
confer with and advise the Trustees
regarding the investments and other affairs
of the Trust.  Each member of the advisory
board shall hold office until the first
 meeting of the Trustees following the
meeting of the shareholders, if any, next
 following his appointment and until his
successor is appointed and qualified, or
 until he sooner dies, resigns, is removed,
 or becomes disqualified, or until the
 advisory board is sooner abolished by the
Trustees.
3.2.   Regular Meetings.  Regular meetings
of the Trustees may be held without call
or notice at such places and at such times
 as the Trustees may from time to time
determine, provided that notice of the
 first regular meeting following any such
 determination shall be given to absent
 Trustees.  A regular meeting of the
 Trustees may be held without call or notice
immediately after and at the same place as
any meeting of the shareholders.
3.3.   Special Meetings.  Special meetings
of the Trustees may be held at any time
and at any place designated in the call of
the meeting, when called by the Chairman
 of the Board or by two or more Trustees,
sufficient notice thereof being given to
 each Trustee by the Secretary or an
Assistant Secretary or by the officer or one
of the Trustees calling the meeting.
3.4.   Notice.  It shall be sufficient
notice to a Trustee to send notice by mail
 at least three days or by telegram at least
twenty-four hours before the meeting
 addressed to the Trustee at his or her
 usual or last known business or residence
 address or to give notice to him or her in
 person or by telephone at least twenty-four
 hours before the meeting.  Notice of a
 meeting need not be given to any Trustee
if a written waiver of notice, executed by
 him or her before or after the meeting,
is filed with the records of the meeting,
or to any Trustee who attends the meeting
without protesting prior thereto or at its
 commencement the lack of notice to him or
 her.  Neither notice of a meeting nor a
waiver of a notice need specify the purposes
of the meeting.
3.5.   Quorum.  At any meeting of the Trustees,
 one-third of the Trustees then in office
shall constitute a quorum; provided, however,
a quorum (unless the Board of Trustees
consists of two or fewer persons) shall not
be less than two.  Any meeting may be
 adjourned from time to time by a majority
of the votes cast upon the question, whether
 or not a quorum is present, and the meeting
 may be held as adjourned without further
notice.
3.6.   Classes of Trustees.  For purposes of
 these By-laws, the term "Common Trustee"
means each Trustee other than those Trustees
elected by the vote of the preferred shares
 of beneficial interest of Trust as a class,
to the exclusion of the holders of all
other securities and classes of beneficial
interest of the Trust.  Prior to the annual
meeting (as defined in Section 2.1 above)
of shareholders held in the year 2009, the
 Trustees shall classify the Common Trustees
 by resolution, with respect to the time
for which the Common Trustees or their
successors will severally hold office, into
 the following three classes:  Class I, who
shall each serve as Trustee until the 2009
annual meeting and until the election and
qualification of a successor or until such
 Common Trustee sooner dies, resigns,
retires or is removed; Class II, who shall each
 serve as Trustee until the 2010 annual meeting
 and until the election and qualification
 of a successor or until such Common Trustee
 sooner dies, resigns, retires or is removed;
 and Class III, who shall each serve as Trustee
 until the 2011 annual meeting and until
 the election and qualification of a successor
 or until such Common Trustee sooner dies,
 resigns, retires or is removed.  Each Class
 shall consist, as nearly as may be possible,
 of one-third of the total number of Common
Trustees.  At each annual meeting beginning
 with the 2009 annual meeting, the successor
of each member of the Class of Common
 Trustees whose term would expire upon the
 election and qualification of a successor
at that meeting (each Common Trustee whose
 term would expire upon the election and
qualification of a successor at that annual
meeting being referred to herein as an
"Expiring Common Trustee") shall be elected
to hold office until the annual meeting
 held in the third succeeding year and until
 the election and qualification of such
Common Trustee's successor, if any, or
until such Common Trustee sooner dies, resigns,
 retires or is removed.  If an annual meeting
is called for the purpose of considering
 the election of an Expiring Common Trustee
 or such Expiring Common Trustee's successor
 (the "Current Annual Meeting"), and the
Expiring Common Trustee is not elected and
such Expiring Common Trustee's successor
 is not elected and qualified (in either case,
 because the required vote or quorum is not
 obtained, or otherwise), then such Expiring
 Common Trustee shall remain a member of the
relevant Class of Common Trustees, holding
 office until the annual meeting held in the
 third succeeding year following the year
 set for the Current Annual Meeting in the
initial call thereof and until the election
and qualification of such Common Trustee's
successor, if any, or until such Common
Trustee sooner dies, resigns, retires or is
 removed.  If the number of Common Trustees
 is changed, any increase or decrease shall
be apportioned among the Classes of Common
 Trustees, as of the annual meeting of
shareholders next succeeding any such change,
so as to maintain a number of Common Trustees
in each Class of Common Trustees as
nearly equal as possible, with the result
 that, to the extent a Common Trustee is
assigned to a new Class of Common Trustees,
 his or her term as Trustee shall coincide
 with that of his or her newly assigned
Class of Common Trustees.
3.7.   Vacancies.  Any Common Trustee who
fills a vacancy either by appointment of
the other Trustees or election by shareholders,
whether such vacancy resulted from an increase
 in the size of the Board or otherwise, shall
hold office for the remainder of the full term
 of the Class of Common Trustees in which the
vacancy occurred or the new Common Trusteeship
was created and until his or her successor shall be elected
and shall qualify or until such Trustee sooner
dies, resigns, retires, or is removed.
Section 4.   Officers and Agents
4.1.   Enumeration; Qualification.  The officers
 of-the Trust shall be a President, a Treasurer,
 a Secretary and such other officers, if any,
as the Trustees from time to time may in their
 discretion elect or appoint.  The Trust may also
 have such agents, if any, as the Trustees from
time to time may in their discretion appoint.
 Any officer may be but none need be a Trustee
or shareholder. Any two or more offices may be
 held by the same person.
4.2.   Powers.  Subject to the other provisions
of these By-Laws, each officer shall have, in
addition to the duties and powers herein and in
 the Declaration of Trust set forth, such duties
and powers as are commonly incident to his or her
 office as if the Trust were organized as a
 Massachusetts business corporation and such other
duties and powers as the Trustees may from time
to time designate.4.3.   Election.  The President,
 the Treasurer and the Secretary shall be elected
annually by the Trustees at their first meeting
in each calendar year or at such later meeting in
such year as the Trustees shall determine.  Other
officers or agents, if any, may be elected or
 appointed by the Trustees at said meeting or
at any other time.
4.4.   Tenure.  The President, Treasurer and
Secretary shall hold office until the first
 meeting of Trustees in each calendar year and
 until their respective successors are chosen
and qualified, or in each case until he or she
 sooner dies, resigns, is removed or becomes
disqualified.  Each other officer shall hold
office and each agent shall retain his or her
 authority at the pleasure of the Trustees.
4.5.   Chairman of the Board.  The Chairman of
 the Board of Trustees, if one is so appointed,
 shall be chosen from among the Trustees and may
hold office only so long as he continues to be a
 Trustee.  The Chairman of the Board, if any is
 so appointed, shall preside at all meetings of
 the shareholders and of the Trustees at which
 he is present; and shall have such other duties
 and powers as specified herein and as may be
assigned to him by the Trustees.  In the absence
 of the Chairman of the Board, another Trustee
 who is not an "interested person" of the Trust
 (as defined in the Investment Company Act of
 1940, as amended) shall preside at all meetings
 of Trustees.4.6.   President and Vice Presidents.
  The President shall, in the absence of the Chairman and Chief Executive Officer, preside at all meetings of shareholders and Trustees.  The
 President may call meetings of the Trustees and of any Committee thereof when he deems it necessary. The President shall have the power to sign all certificates for shares of beneficial interest. The President shall, subject to the control of the Trustees, have general charge and supervision over the daily affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust.
The President shall have the power to sign all certificates for shares of beneficial interest. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust.
The President shall perform such other powers
 as the Trustees shall prescribe from time to time. Any Vice President shall at the request or in the absence or disability of the President exercise the powers of the President and perform such other duties and have such other powers as shall be
designated from time to time by the Trustees.
4.7.   Powers and Duties of the Treasurer.
The Treasurer shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ pursuant to Section 10 of these By-laws.
He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties as from time to time may be assigned to him by the Trustees, the President, Chief
 Executive Officer or the Chief Financial
 Officer. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.
4.8.   Chief Financial Officer.  The
Chief Financial Officer shall be the principal
 financial and accounting officer of the
Trust. The Chief Financial Officer shall be responsible for executing such certifications with respect to the financial and other reports of the Trust as are required by law, rule or regulation to be executed by a principal financial and/or accounting officer.
  The Chief Financial Officer shall perform such other duties as may be assigned to him or her by the Trustees, the President or Chief
 Executive Officer. The Chief Financial Officer shall render to the President, Chief Executive
 Officer and/or Trustees, at the regular meetings of the Trustees or whenever it may so require, an account of all of his or her transactions as Chief
Financial Officer and of the financial condition of
 the Trust.
4.9.   Chief Executive Officer.  The Chief
 Executive Officer shall, in the absence
 of the Chairman, preside at all meetings of the shareholders and the Trustees. The Chief
 Executive Officer shall perform such other duties as the Board of Trustees shall from time to time prescribe.  The Chief Executive
Officer shall be the principal executive officer, with all duties and responsibilities theretofore designated. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Trust or a different mode of execution is expressly prescribed by the Trustees or these Bylaws or where otherwise required by law, the Chief Executive Officer may execute any documents or instruments which the Board has authorized to be executed or the execution of which is in the ordinary course of the Trust's business.  The Chief
Executive Officer shall have such other powers and duties, as from time to time may be conferred upon or assigned to him/her by the Trustees.
4.10.   Secretary and Assistant Secretaries.
 The Secretary shall record all proceedings of the shareholders, holders of notes and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of shareholders, holders of notes or Trustees, an Assistant Secretary, or if there is none or if he or she is absent, a temporary clerk chosen at the meeting shall record the proceeding thereof in the aforesaid books.
Section 5.   Resignations and Removals
Any Trustee may resign his trust or retire as a Trustee in accordance with procedures set forth in the Declaration of Trust. Any officer or advisory board member may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, the President or the Secretary or to a
 meeting of the Trustees.  The Trustees
may remove any officer or advisory board member elected or appointed by them with or without cause by the vote of a majority of the Trustees then in office. Except to the extent expressly provided in a written agreement with the Trust, no Trustee,
 officer, or advisory board member resigning, and no officer or advisory board member removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.
Section 6.   Vacancies
A vacancy in the office of Trustee shall be
 filled in accordance with the Declaration of Trust and these By-laws. Vacancies resulting from the-death, resignation, incapacity or removal of any officer may be filled by the Trustees. Each successor of any such officer shall hold office for the unexpired term, and in the case of the
 President, the Treasurer and the Secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes
 disqualified.
Section 7.   Shares of Beneficial Interest
7.1.   Share Certificates.  No certificates
certifying the ownership of shares shall be issued except as the Trustees may otherwise authorize. In the event that the Trustees authorize the issuance of share certificates, subject to the provisions of
Section 7.3, each shareholder shall be
entitled to a certificate stating the number
 of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees.  Such certificate
shall be signed by the President or a Vice
President and by the Treasurer, Assistant
Treasurer, Secretary or Assistant Secretary.
  Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been
 placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.
In lieu of issuing certificates for shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor r may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares
 as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.
7.2. Loss of Certificates. In the case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate
 certificate may be issued in placed
thereof, upon such terms as the Trustees may prescribe.
7.3.   Discontinuance of Issuance of Certificates.
 The Trustees may at any time
discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation.
  Such surrender and cancellation shall not affect the ownership of shares in the Trust.
Section 8.   Record Date
The Trustees may fix in advance a time, which shall not be more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right,
notwithstanding any transfer of shares on the
 books of the Trust after the record
date.
Section 9.   Seal
The seal of the Trust shall, subject to
 alteration by the Trustees, consist of a flat-faced circular die with the word
"Massachusetts" together with the name of the Trust, cut or engraved thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument, or other paper executed and delivered by or on behalf of the Trust.
Section 10.   Execution of Papers
Except as the Trustees may generally or in
 particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and any transfers of securities standing in the name of the Trust shall be executed, by the President or by one of the Vice Presidents or by the Treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.
Section 11.   Fiscal Year
The fiscal year of the Trust shall end on such date in each year as the Trustees shall from time to time determine.
Section 12.   Amendments
These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such majority.
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